Exhibit 99.1

Critical Path Receives Nasdaq Letter

SAN FRANCISCO – September 12, 2005 – Critical Path, Inc. (Nasdaq:CPTH), a leading provider of messaging software and services, today announced that, as expected, it received a letter from the staff of the Nasdaq Stock Market on September 7, 2005, indicating that the company does not comply with the Market Value of Publicly Held Shares requirement for continued listing, as detailed in Marketplace Rules 4450(b)(3) and 4450(e)(1), and that its securities are, as a result, subject to delisting from the Nasdaq National Market. Marketplace Rule 4450(e)(1) requires that the company maintain a minimum market value of publicly held securities of at least $15 million for ten consecutive trading days, as described in the company’s Form 8-K filed on June 7, 2005.

Critical Path has requested a hearing before a Nasdaq Listing Qualifications Panel to appeal the Nasdaq staff determination, which the company expects to occur within the next 45 days. Among other matters, the company plans to discuss with the Panel the fact that the Company’s market value of publicly held securities has been in excess of $15 million for a substantial majority of the trading days since August 22, and remains in excess of $15 million up to the time of this press release. Nevertheless, there can be no assurance that the panel will grant the company’s request for continued listing. The company will remain listed on the Nasdaq National Market pending the decision of the Listing Qualifications Panel.

For recent news and information about Critical Path, please visit www.criticalpath.net

About Critical Path, Inc.

Critical Path’s Memova™ solutions provide a new and improved email experience for millions of consumers worldwide, helping mobile operators, broadband and fixed-line service providers unlock the potential of email in the mass market. Memova™ Mobile gives consumers instant, on-the-go access to the messages that matter most. Featuring industry-leading anti-spam and anti-virus technology, Memova™ Anti-Abuse protects consumers against viruses and spam. Memova™ Messaging provides consumers with a rich email experience, enabling service providers to develop customized offerings for high-speed subscribers. Headquartered in San Francisco with offices around the globe, Critical Path’s messaging solutions are deployed by more than 200 service providers throughout the world. More information is available at www.criticalpath.net.

Forward-Looking Statements:

This press release contains forward-looking statements by the Company and its executives regarding the Company’s continued listing on the Nasdaq Stock Market and the hearing process with the Nasdaq Listing Qualifications Panel. The words and expressions “look forward to,” “will,” “expect,” “plan,” “believe,” “seek,” “strive for,” “anticipate,” “hope,” “estimate” and similar expressions are intended to identify the Company’s forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those anticipated. These risks include, but are not limited to, our evolving business strategy and the emerging and changing nature of the market for our products and services, our ability to deliver on our sales objectives, the ability of our technology and our competitors’ technologies to address customer demands, changes in economic and market conditions, and software and service design defects. These and other risks and uncertainties are described in more detail in the Company’s filings with the U.S. Securities and Exchange Commission (www.sec.gov) made from time to time including Critical Path’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, its Quarterly

Reports on Forms 10-Q for the fiscal quarters ended March 31, June 30,2005 and September 30, 2005, Current Reports on Form 8-K, as may be amended from time to time, and all subsequent filings with the United States Securities and Exchange Commission (www.sec.gov). The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

Note to Editors: Critical Path, the Critical Path logo, Memova and the Memova logo are the trademarks of Critical Path, Inc. All other trademarks are the property of their respective holders.

Investors – for additional information, contact:

Critical Path Investor Relations

+1 415 541 2619

ir@criticalpath.net

Reporters, Editors – for additional information, contact:

Michelle Weber, Critical Path Corporate Communications

+1 415 541 2575

pr@criticalpath.net